Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference into the Prospectuses and Statements of Additional Information in Post–Effective Amendment No. 209 to the Registration Statement on Form N–1A of Fidelity Summer Street Trust: Fidelity Disruptive Automation Fund, Fidelity Disruptive Communications Fund, Fidelity Disruptive Finance Fund, Fidelity Disruptive Medicine Fund, Fidelity Disruptive Technology Fund, Fidelity SAI Sustainable Future Fund, Fidelity SAI Sustainable Sector Fund and Fidelity SAI Sustainable U.S. Equity Fund, of our reports dated July 15, 2022, relating to the financial statements and financial highlights included in the May 31, 2022 Annual Reports to Shareholders of the above referenced funds, which are also incorporated by reference into the Registration Statement.

We also consent to the references to our Firm under the headings “Financial Highlights” in the Prospectuses and “Independent Registered Public Accounting Firm” in the Statements of Additional Information.

/s/ PricewaterhouseCoopers LLP
Boston, Massachusetts
July 21, 2022